Exhibit 24(b)(8.148)

SECOND AMENDMENT TO

SELLING AND SERVICES AGREEMENT

            This Second Amendment dated as of February 1, 2010  by and between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”) and ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.) (“ING Financial”), collectively “ING”, and Natixis Distributors, L.P. (formerly IXIS Asset Management Distributors, L.P. and prior thereto CDC IXIS Asset Management Distributors, L.P.) (“Distributor”) is made to the Selling and Services Agreement dated as of April 30, 2001 (the “Agreement”) as modified by letter agreements on January 16, 2002, July 1, 2002 and May 20, 2003 and as amended on March 13, 2009. Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, ING and Distributor are parties to that certain Selling and Services Agreement  which was effective as of April 30, 2001, and any Amendments thereto (the “Agreement”); and

WHEREAS, ING and Distributor wish to update the appendix of Funds serviced under the Agreement as well as the corresponding Fees (“Appendix A”);

            NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree to amend the Agreement as follows:

            1.         Appendix A to the Agreement is hereby deleted and replaced by the Appendix A, attached hereto.

2.         Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

            3.         This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY   By:       /s/ Lisa S. Gilarde                     Name:  Lisa S. Gilarde Title:  Vice President

NATIXIS DISTRIBUTORS, L.P. By: Natixis Distribution Corporation, its general partner By: /s/ Beatriz Pina Smith Name: Beatriz Pina Smith Title: EVP, CFO
ING Financial ADvisers, LLC By: /s/ David Kelsey Name: David Kelsey Title: COO/VP
ING INSTITUTIONAL PLAN SERVICES, LLC By: /s/ Michelle Sheiowitz, Attorney in Fact Name: Michelle Sheiowitz, Attorney in Fact Title: Vice President

Appendix A

List of Funds & Fees

Fund	Share Class	Annual Fee Rate	Ticker
Bond Funds:
Loomis Sayles Bond Fund	Admin	XX	LBFAX
Loomis Sayles Bond Fund	Retail	XX	LSBRX
Loomis Sayles Bond Fund	Institutional	XX	LSBDX
Loomis Sayles Core Plus Bond Fund	A	XX	NEFRX
Loomis Sayles Core Plus Bond Fund	Y	XX	NERYX
Loomis Sayles Global Bond Fund	Retail	XX	LSGLX
Loomis Sayles Global Bond Fund	Institutional	XX	LSGBX
Loomis Sayles High Income Fund	A	XX	NEFHX
Loomis Sayles High Income Fund	Y	XX	NEHYX
Loomis Sayles Inflation Protected Securities Fund	Institutional	XX	LSGSX
Loomis Sayles International Bond Fund	A	XX	LSIAX
Loomis Sayles International Bond Fund	Y	XX	LSIYX
Loomis Sayles Investment Grade Bond Fund	Admin†	XX	LIGAX
Loomis Sayles Investment Grade Bond Fund	A	XX	LIGRX
Loomis Sayles Investment Grade Bond Fund	Y	XX	LSIIX
Loomis Sayles Limited Term Gov’t and Agency Fund	A	XX	NEFLX
Loomis Sayles Limited Term Gov’t and Agency Fund	Y	XX	NELYX
Loomis Sayles Strategic Income Fund	Admin†	XX	NEZAX
Loomis Sayles Strategic Income Fund	A	XX	NEFZX
Loomis Sayles Strategic Income Fund	Y	XX	NEZYX

Equity Funds:
AEW Real Estate Fund	A	XX	NRFAX
AEW Real Estate Fund	Y	XX	NRFYX
ASG Diversifying Strategies Fund	A	XX	DSFAX
ASG Diversifying Strategies Fund	Y	XX	DSFYX
ASG Global Alternatives Fund	A	XX	GAFAX
ASG Global Alternatives Fund	Y	XX	GAFYX
CGM Advisors Targeted Equity Fund	A	XX	NEFGX
CGM Advisors Targeted Equity Fund	Y	XX	NEGYX
Gateway Fund	A	XX	GATEX
Gateway Fund	Y	XX	GTEYX
Hansberger International Fund	A	XX	NEFDX
Harris Associates Large Cap Value Fund	A	XX	NEFOX
Harris Associates Large Cap Value Fund	Y	XX	NEOYX
Hansberger International Growth Fund	Advisor	XX	HIGGX
Hansberger International Growth Fund	Institutional	XX	HITGX
Hansberger International Value Fund	Advisor	XX	HIVVX
Hansberger International Value Fund	Institutional	XX	HINTX
Hansberger International Core Fund	Advisor	XX	HICCX
Hansberger International Core Fund	Institutional	XX	HICFX
Hansberger Emerging Markets Fund	Advisor	XX	HEMMX
Hansberger Emerging Markets Fund	Institutional	XX	HEMGX

Natixis Income Diversified Portfolio	A	XX	IIDPX
Natixis U.S. Diversified Portfolio	A	XX	NEFSX
Natixis U.S. Diversified Portfolio	Y	XX	NESYX
Loomis Sayles Mid Cap Growth Fund	A	XX	LAGRX
Loomis Sayles Mid Cap Growth Fund	Y	XX	LSAIX
Loomis Sayles Growth Fund	A	XX	LGRRX
Loomis Sayles Growth Fund	Y	XX	LSGRX
Loomis Sayles Global Markets Fund	A	XX	LGMAX
Loomis Sayles Global Markets Fund	Y	XX	LSWWX
Loomis Sayles Disciplined Equity Fund	A	XX	LSRRX
Loomis Sayles Disciplined Equity Fund	Y	XX	LISRX
Loomis Sayles Small Cap Growth Fund	Retail	XX	LCGRX
Loomis Sayles Small Cap Growth Fund	Institutional	XX	LSSIX
Loomis Sayles Small Cap Value Fund*	Admin	XX	LSVAX
Loomis Sayles Small Cap Value Fund*	Retail	XX	LSCRX
Loomis Sayles Small Cap Value Fund*	Institutional	XX	LSSCX
Loomis Sayles Value Fund	Admin†	XX	LSAVX
Loomis Sayles Value Fund	A	XX	LSVRX
Loomis Sayles Value Fund	Y	XX	LSGIX
Vaughan Nelson Small Cap Value Fund**	A	XX	NEFJX
Vaughan Nelson Small Cap Value Fund**	Y	XX	NEJYX
Vaughan Nelson Value Opportunity Fund	A	XX	VNVAX
Vaughan Nelson Value Opportunity Fund	Y	XX	VNVYX

†  Admin class shares of the Loomis Sayles Investment Grade Bond Fund, Loomis Sayles Strategic Income Fund and Loomis Sayles Value Fund are anticipated to be available on or around February 1, 2010.

*  The Loomis Sayles Small Cap Value Fund is closed to new investors effective September 15, 2008.

**  The Vaughan Nelson Small Cap Value Fund is closed to new investors effective August 1, 2009.

Each Fund and Class of Shares noted above may be offered and sold only in accordance with the terms and conditions set forth in the respective Fund’s prospectus and statement of additional information, as amended from time to time.  The Funds and the Distributor reserve the right to periodically close a Fund to new purchases of shares or refuse/limit any purchase or exchange order for any reason, including if the transaction is deemed not to be in the best interests of the Fund and its shareholders or is deemed disruptive to the management of the Fund.  Consult the Funds’ prospectuses for more information.  Annual Fee Rates, as set forth above, are only available for defined contribution business serviced by ING.  Annual Fee Rates include fees available to intermediaries through the relevant Fund’s 12b-1 plan.  Payments under 12b-1 shall be made to the broker dealer of record on the account, if such broker dealer has a valid agreement with the Distributor.

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